         As filed with the Securities and Exchange Commission on August 31, 1999
                                                Registration No. 333-___________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                _______________

                                   Form S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                _______________

                             HOLLYWOOD PARK, INC.
              (Exact name of issuer as specified in its charter)


          Delaware                                           95-3667491
(State or other jurisdiction                              (I.R.S. employer
of incorporation or organization)                       identification number)


                           1050 South Prairie Avenue
                              Inglewood, CA 90301
                                (310) 419-1500

Amended and Restated Hollywood Park, Inc. Directors Deferred Compensation Plan
                        Certain Stock Option Agreements
                           (Full title of the Plan)

            LOREN S. OSTROW                                                           Copy to:
          Hollywood Park, Inc.                                                  ALVIN G. SEGEL, ESQ.
       1050 South Prairie Avenue                                                  ASHOK MUKHEY, ESQ.
         Inglewood, CA 90301                                                     Irell & Manella LLP
            (310) 419-1500                                                 1800 Avenue of the Stars, Suite 900
                                                                                 Los Angeles, CA 90067
(Name, address including zip code, and telephone                                 (310) 277-1010
number, including area code, of registrants' agent for
               service)


                                        CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                           Proposed            Proposed
                                        Amount to be       Maximum             Maximum
              Title of                   Registered      Offering Price        Aggregate              Amount of
     Securities to be Registered          Shares           Per Share         Offering Price         Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value                275,000         $16.25 (1)       $ 4,468,750.00 (1)       $1,242.31
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value                822,500                (2)       $ 9,905,937.50 (3)       $2,753.85
===========================================================================================================================

_____________

(1) Estimated solely for the purpose of computing the registration fee as the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on August 26, 1999 pursuant to Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act").

(2) 625,000 shares of Common Stock are issuable upon exercise of options at a purchase price of $10.1875 per share. 192,500 shares of Common Stock are issuable upon exercise of options at a purchase price of $18.00 per share.
5,000 shares of Common Stock are issuable upon exercise of options at a purchase price of $14.75 per share.

(3) Computed upon the basis of the price at which options to purchase the Common Stock may be exercised pursuant to Rule 457(h) of the Securities Act.

                               EXPLANATORY NOTE

     This registration statement relates to 275,000 shares of the Registrant's Common Stock issuable pursuant to the Registrant's Amended and Restated Directors Deferred Compensation Plan (the "Directors Plan") and 822,500 shares of the Registrant's Common Stock issuable upon exercise of options granted to certain directors and officers of the Registrant. The Directors Plan and certain Stock Option Agreements have been filed as exhibits to this Form S-8.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information

     Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 2.   Registrant Information and Employee Plan Annual Information.

     Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents heretofore filed by Hollywood Park, Inc., a Delaware corporation (the "Registrant"), under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

     (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (2) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999;

     (3) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999;

     (4)  the Registrant's Current Report on Form 8-K, filed January 19, 1999;

     (5)  the Registrant's Current Report on Form 8-K, filed March 2, 1999; and

     (6) the description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form 8-A, filed November 21, 1997.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     None.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     As permitted by Section 102(b)(7) of the DGCL, the Registrant's Certificate of Incorporation, as amended, includes a provision that limits a director's personal liability to the Registrant or its stockholders for monetary damages for breaches of his or her fiduciary duty as a director. Article XIII of the Registrant's Certificate of Incorporation, as amended, provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

     As permitted by Section 145 of the DGCL, the Registrant's Bylaws provide that, to the fullest extent permitted by the DGCL, directors, officers and certain other persons who are made, or are threatened to be made, parties to, or are involved in, any action, suit or proceeding will be indemnified by the Registrant with respect thereto.

     The Registrant maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the Registrant.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

Exhibit
Number            Description
------            -----------

4.1            Specimen of Common Stock Certificate (1)
4.2            Certificate of Incorporation of Hollywood Park, Inc. (2)
4.3            Amended and Restated Directors Deferred Compensation Plan
4.4            Form of Non-Qualified Stock Option Agreement for options granted to officers
4.5            Form of Non-Qualified Stock Option Agreement for options granted to directors
5.1            Legal Opinion of Irell & Manella LLP
23.1           Consent of Irell & Manella LLP (included in legal opinion
               filed as Exhibit 5.1)
23.2           Consent of Arthur Andersen LLP
24             Power of Attorney (included on signature pages filed herewith)

_______________

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1, filed December 3, 1992 (File No. 33-55246).

(2) Incorporated by reference to Exhibit 3.1 of the Registrant's Amendment No. 1 to Registration Statement on Form S-4, filed March 26, 1999 (File No. 333-73235).

Item 9.   Undertakings.

      (a)      The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events
                         arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, state of California, on this 31st day of August 1999.

                                    HOLLYWOOD PARK, INC.

                                    By: /s/ Loren S. Ostrow
                                        --------------------
                                            Loren S. Ostrow
                                            Secretary


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul R. Alanis and Loren S. Ostrow, and each of them, his attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                  Title                                 Date
     ---------                  -----                                 ----
/s/ R.D. Hubbard          Chairman of the Board, Chief              August 31, 1999
----------------------
R.D. Hubbard              Executive Officer and Director
                          (Principal Executive Officer)

/s/ Paul R. Alanis        President and Chief Operating Officer     August 31, 1999
----------------------
Paul R. Alanis

/s/ Bruce C. Hinckley     Senior Vice President, Treasurer          August 31, 1999
----------------------    and Chief Financial Officer
Bruce C. Hinckley         (Principal Financial and
                          Accounting Officer)


/s/ Robert T. Manfuso       Director                                  August 31, 1999
-----------------------
Robert T. Manfuso


/s/ James L. Martineau      Director                                  August 31, 1999
-----------------------
James L. Martineau

/s/ Gary G. Miller          Director                                  August 31, 1999
-----------------------
Gary G. Miller

/s/ Michael Ornest          Director                                  August 31, 1999
-----------------------
Michael Ornest

/s/ Timothy J. Parrott      Director                                  August 31, 1999
-----------------------
Timothy J. Parrott

/s/ Lynn P. Reitnouer       Director                                  August 24, 1999
-----------------------
Lynn P. Reitnouer

/s/ Herman Sarkowsky        Director                                  August 19, 1999
-----------------------
Herman Sarkowsky

/s/ Marlin Torguson         Director                                  August 31, 1999
-----------------------
Marlin Torguson

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number              Description
------              -----------

4.1            Specimen of Common Stock Certificate (1)
4.2            Certificate of Incorporation of Hollywood Park, Inc. (2)
4.3            Amended and Restated Directors Deferred Compensation Plan
4.4            Form of Non-Qualified Stock Option Agreement for options granted to officers
4.5            Form of Non-Qualified Stock Option Agreement for options granted to directors
5.1            Legal Opinion of Irell & Manella LLP
23.1           Consent of Irell & Manella LLP (included in legal opinion
               filed as Exhibit 5.1)
23.2           Consent of Arthur Andersen LLP
24             Power of Attorney (included on signature pages filed herewith)

_______________

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1, filed December 3, 1992 (File No. 33-55246).

(2) Incorporated by reference to Exhibit 3.1 of the Registrant's Amendment No. 1 to Registration Statement on Form S-4, filed March 26, 1999 (File No. 333-73235).